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Exhibit 21



                                  SUBSIDIARIES


The following is a list of the Company's subsidiaries:

                                                                                            PERCENTAGE OF VOTING
                                                                                             SECURITIES OWNED BY
                                                                       ORGANIZED              REGISTRANT AS OF
                                                                      UNDER LAW OF            OCTOBER 28, 1995
                                                                      ------------            ----------------
  Analog Devices Limited                                             United Kingdom                  100%
  Analog Devices, GmbH                                               Germany                         100%
  Analog Devices, S.A.                                               France                          100%
  Analog Devices, K.K.                                               Japan                           100%
  Analog Devices APS                                                 Denmark                         100%
  Analog Devices Nederland, B.V.                                     The Netherlands                 100%
  Analog Devices International, Inc.                                 Massachusetts                   100%
  Analog Devices Israel, Ltd.                                        Israel                          100%
  Analog Devices A.B.                                                Sweden                          100%
  Analog Devices SRL                                                 Italy                           100%
  Analog Devices, HDLSGESMBH M.B.H.                                  Austria                         100%
  Analog Devices Korea, Ltd.                                         Korea                           100%
  Analog Devices, B.V.                                               The Netherlands                 100%
  Analog Devices Finance N.V.                                        Netherlands Antilles            100%
  Analog Devices Holdings, B.V.                                      The Netherlands                 100%
  Analog Devices Research & Development Ltd.                         Ireland                         100%
  Analog Devices (Philippines), Inc.                                 The Philippines                 100%
  Analog Devices Foreign Sales
    Corporation, B.V.                                                The Netherlands                 100%
  Analog Devices Foundry Services, Inc.                              Delaware                        100%
  Analog Devices Asian Sales, Inc.                                   Delaware                        100%
  Analog Devices Taiwan, Ltd.                                        Taiwan                          100%
  Analog Devices Ireland, Ltd.                                       Ireland                         100%
  Analog Devices Hong Kong, Ltd.                                     Hong Kong                       100%
  Analog Devices Proprietary, Ltd.                                   Australia                       100%
  Analog Devices India Private Limited                               India                           100%
  Analog Devices Gen. Trias, Inc.                                    Philippines                     100%
  Analog Devices International Financial Services Company            Ireland                         100%
  Analog Devices Foreign Sales Corporation.                          Barbados                        100%
  Analyzed Investments, Ltd.                                         Ireland                          54%
  Analog/NCT Supply Ltd.                                             Delaware                         50%
  Analog Devices Realty Holdings, Inc.                               Philippines                      40%
  Analog Supplies Company                                            Japan                            15%



The financial statements of all wholly owned subsidiaries are included in the Consolidated Financial Statements listed in the Index to Consolidated Financial Statements appearing elsewhere herein.

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